Exhibit 99.1

News Release
One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release:	July 2, 2019, 6:00 a.m. EDT	Contact:	Lorie Tekorius, Investor Relations
Justin Roberts, Investor Relations
Ph: 503-684-7000

Greenbrier Reports Third Quarter Results

~ Announces orders of 6,500 railcars valued at $730 million ~

~ Record quarterly revenue exceeding $850 million ~

~ Core North American operations continue to build momentum ~

~ Pending ARI acquisition brings product & geographic diversification and greater scale ~

Lake Oswego, Oregon, July 2, 2019 – The Greenbrier Companies, Inc. (NYSE: GBX) today reported financial results for its third fiscal quarter ended May 31, 2019.

Third Quarter Highlights

•

Net earnings attributable to Greenbrier for the quarter were $15.2 million, or $0.46 per diluted share, on revenue of $856.2 million. Quarterly results include a $10.0 million ($0.30 per share) non-cash goodwill impairment charge in the railcar repair operation and $4.3 million, net of tax, ($0.13 per share) of American Railcar Industries (ARI) acquisition costs.

•	Adjusted net earnings attributable to Greenbrier were $29.6 million ($0.89 per diluted share) excluding the goodwill impairment and ARI acquisition costs.

•	Adjusted EBITDA for the quarter was $84.4 million, or 9.9% of revenue.

•	Orders for 6,500 diversified railcars were received during the quarter, valued at $730 million. Book-to-bill ratio was 1.0x.

•	New railcar backlog as of May 31, 2019 was 26,100 units with an estimated value of $2.74 billion.

•	New railcar deliveries totaled 6,500 units for the quarter.

•	Board declares quarterly dividend of $0.25 per share, payable on August 8, 2019 to shareholders as of July 18, 2019.

•	Acquisition of the manufacturing assets of ARI remains subject to regulatory review and approval.

William A. Furman, Chairman and CEO, said, “Greenbrier gained the momentum we expected during the quarter, led by improved operating efficiencies in our core North American manufacturing business. Greenbrier’s current and expected performance is consistent with our prior comments that revenue and margin would be back-half weighted this fiscal year. These gains were muted in our overall financial results due to continued weakness in Greenbrier’s railcar repair business and certain international operations, along with costs associated with the ARI acquisition.”

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 2

Furman continued, “Despite certain legacy headwinds and the management attention required on a major acquisition in the quarter, we are pleased with our improved core operating performance. We anticipate further strong momentum in the fourth quarter. Realignment of our railcar repair network is expected to be completed by the end of the year, which will help earnings performance in the Wheels, Repair & Parts segment. In Brazil, the long-delayed rail concession renewal process negatively affected the operations of our joint venture, resulting in a loss this quarter. Greenbrier’s Brazil operations are being right-sized for the current demand environment before order activity ramps up as expected in 2020 and over the coming years. Meanwhile, pricing and manufacturing performance in Europe responded more slowly than expected, but is now kicking in. Headwinds from Europe and Brazil are expected to turn to tailwinds in Q4 and beyond, along with other international performance contributions.”

Furman concluded, “The Company is performing well in a choppy global freight railcar market. Greenbrier received orders for approximately 6,500 new railcars valued at $730 million in the quarter. These orders span a range of railcar types from a diverse set of customers. Greenbrier’s backlog of 26,100 units valued at $2.7 billion provides strong visibility and cash flow into fiscal 2020. Greenbrier’s four-part strategy remains unchanged: reinforcing our core North American markets, executing on our international strategy, developing a robust talent pipeline, and growing the business on a larger scale. The strategy and Greenbrier’s integrated business model work in parallel to support our success over time, especially with the acquisition of ARI, which will allow a larger, more diversified product and geographic mix in North America.”

Fiscal Q4 2019 Outlook

Based on current business trends, Greenbrier believes for the fourth quarter:

•	Deliveries will be 7,000 – 8,000 units including Greenbrier-Maxion (Brazil) (which will account for approximately 100 – 200 units).

•	Revenue will be nearly $1.0 billion.

•	Diluted EPS will be $1.30 - 1.50 excluding any ARI acquisition costs or operational benefits.

As noted in the “Safe Harbor” statement, there are risks to achieving this guidance. Certain orders and backlog in this release are subject to customary documentation and completion of terms.

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 3

Financial Summary

	Q3 FY19	Q2 FY19	Sequential Comparison – Main Drivers
Revenue	$856.2M	$658.7M	Up 30% due to increased delivery volumes
Gross margin	12.4%	8.2%	Primarily improved manufacturing efficiency
Selling and administrative expense	$54.4M	$47.9M	Includes $5.8 million of ARI acquisition expenses
Adjusted EBITDA	$84.4M	$37.4M	Increased operating earnings; see reconciliation on page 12
Effective tax rate	30.0%	25.5%	Higher quarterly rate driven by goodwill impairment with no tax benefit; excluding goodwill, the rate would have been ~25%
Loss from unconsolidated affiliates	$4.6M	$0.8M	Decline primarily driven by negative performance in Brazil due to low delivery volume
Net earnings attributable to noncontrolling interest	$10.6M	$3.0M	Increased deliveries and improved mix at GIMSA JV
Adjusted net earnings attributable to Greenbrier	$29.6M(1)	$2.8M	Increased operating earnings reflecting higher delivery volumes and manufacturing gross margin
Adjusted diluted EPS	$0.89(1)	$0.08

(1)	Excludes $10.0 million ($0.30 per share) non-cash impact associated with a goodwill impairment charge and $4.3 million ($0.13 per share), net of tax, expense associated with ARI acquisition costs.

Segment Summary

	Q3 FY19	Q2 FY19	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$681.6M	$476.0M	43% increase driven by 44% increase in deliveries
Gross margin	13.3%	6.9%	Improved efficiency and product mix
Operating margin (1)	10.6%	2.9%
Deliveries (2)	6,500	4,500	Higher production levels and syndication activity
Wheels, Repair & Parts
Revenue	$125.0M	$125.3M	Continued seasonally strong volumes
Gross margin	4.1%	5.4%	Continued operating challenges in railcar repair operations
Operating margin (1)	(7.1%)	2.3%	Includes $10.0 million, non-cash goodwill impairment
Leasing & Services
Revenue	$49.6M	$57.4M	Less secondary market syndication activity
Gross margin	21.4%	24.4%	Decline primarily reflects increased transportation costs and less interim rent on certain railcars
Operating margin (1) (3)	30.9%	36.7%	Lower gross margin and modestly lower level of gains on disposition of equipment

(1)	See supplemental segment information on page 11 for additional information.
(2)	Excludes Brazil deliveries which are not consolidated into manufacturing revenue and margins.
(3)	Includes Net gain on disposition of equipment, which is excluded from gross margin.

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 4

Conference Call

Greenbrier will host a teleconference to discuss its third quarter 2019 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	July 2, 2019

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier Europe is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland, Romania and Turkey that serves customers across Europe and in the nations of the Gulf Cooperation Council. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of freight railcar wheel services, parts, repair, refurbishment and retrofitting services in North America through our wheels, repair & parts business unit. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and related transportation industries in North America. Through unconsolidated joint ventures, we produce industrial and rail castings, tank heads and other components. Greenbrier owns a lease fleet of 8,900 railcars and performs management services for 374,000 railcars. Learn more about Greenbrier at www.gbrx.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words such as “affirms,” “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade, taxation and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 5

resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other railcar or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2018, Greenbrier’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2019, and Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

Adjusted EBITDA, Adjusted net earnings attributable to Greenbrier, Adjusted diluted EPS and Diluted earnings per share range excluding ARI acquisition costs are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not a measure of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Adjusted EBITDA as Net earnings before Interest and foreign exchange, Income tax expense (benefit), Depreciation and amortization and excluding the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe the presentation of Adjusted EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

Adjusted net earnings attributable to Greenbrier and Adjusted diluted EPS excludes the impact associated with items we do not believe are indicative of our core business or which affect comparability. Diluted earnings per share range excluding ARI acquisition costs exclude ARI acquisition costs. We believe these assist in comparing our performance across reporting periods.

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	May 31, 2019	February 28, 2019	November 30, 2018	August 31, 2018	May 31, 2018

Assets
Cash and cash equivalents	$359,625	$341,500	$462,797	$530,655	$589,969
Restricted cash	21,471	21,584	8,872	8,819	9,204
Accounts receivable, net	330,385	335,732	306,917	348,406	322,328
Inventories	592,099	574,146	492,573	432,314	396,518
Leased railcars for syndication	130,489	163,472	233,415	130,926	158,194
Equipment on operating leases, net	376,241	381,336	317,282	322,855	302,074
Property, plant and equipment, net	478,502	472,739	461,120	457,196	424,035
Investment in unconsolidated affiliates	53,036	58,685	58,682	61,414	75,884
Intangibles and other assets, net	97,022	101,284	95,958	94,668	82,030
Goodwill	74,318	82,743	77,508	78,211	70,347

	$2,513,188	$2,533,221	$2,515,124	$2,465,464	$2,430,583

Liabilities and Equity
Revolving notes	$25,952	$22,323	$22,189	$27,725	$20,337
Accounts payable and accrued liabilities	473,106	474,863	438,304	449,857	447,827
Deferred income taxes	12,089	29,481	30,631	31,740	36,657
Deferred revenue	76,170	91,533	108,566	105,954	102,919
Notes payable, net	483,918	486,107	487,764	436,205	437,833
Contingently redeemable noncontrolling interest	24,722	25,637	28,449	29,768	31,135
Total equity - Greenbrier	1,262,315	1,257,818	1,257,631	1,250,101	1,225,512
Noncontrolling interest	154,916	145,459	141,590	134,114	128,363

Total equity	1,417,231	1,403,277	1,399,221	1,384,215	1,353,875

	$2,513,188	$2,533,221	$2,515,124	$2,465,464	$2,430,583

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,

	2019	2018	2019	2018

Revenue
Manufacturing	$681,588	$510,099	$1,629,396	$1,473,411
Wheels, Repair & Parts	124,980	94,515	358,801	261,236
Leasing & Services	49,584	36,773	131,149	95,611

	856,152	641,387	2,119,346	1,830,258
Cost of revenue
Manufacturing	590,788	427,875	1,451,589	1,237,890
Wheels, Repair & Parts	119,821	85,850	339,254	239,064
Leasing & Services	38,971	19,155	95,554	50,136

	749,580	532,880	1,886,397	1,527,090

Margin	106,572	108,507	232,949	303,168

Selling and administrative expense	54,377	51,793	152,701	149,130
Net gain on disposition of equipment	(11,019)	(14,825)	(37,474)	(39,813)
Goodwill impairment	10,025	—	10,025	—

Earnings from operations	53,189	71,539	107,697	193,851

Other costs
Interest and foreign exchange	9,770	6,533	23,411	20,582

Earnings before income taxes and loss from unconsolidated affiliates	43,419	65,006	84,286	173,269
Income tax expense	(13,008)	(15,944)	(24,391)	(22,778)

Earnings before loss from unconsolidated affiliates	30,411	49,062	59,895	150,491
Loss from unconsolidated affiliates	(4,564)	(12,823)	(4,883)	(15,586)

Net earnings	25,847	36,239	55,012	134,905
Net earnings attributable to noncontrolling interest	(10,599)	(3,288)	(19,043)	(14,059)

Net earnings attributable to Greenbrier	$15,248	$32,951	$35,969	$120,846

Basic earnings per common share:	$0.47	$1.03	$1.10	$3.99

Diluted earnings per common share:	$0.46	$1.01	$1.08	$3.75

Weighted average common shares:
Basic	32,603	32,034	32,623	30,250
Diluted	33,183	32,914	33,161	32,774

Dividends declared per common share	$0.25	$0.25	$0.75	$0.71

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended May 31,

	2019	2018

Cash flows from operating activities
Net earnings	$55,012	$134,905
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Deferred income taxes	(20,478)	(38,825)
Depreciation and amortization	60,833	55,161
Net gain on disposition of equipment	(37,474)	(39,813)
Accretion of debt discount	3,268	3,109
Stock based compensation expense	10,792	20,311
Goodwill impairment	10,025	—
Noncontrolling interest adjustments	7,322	1,067
Other	1,916	1,345
Decrease (increase) in assets:
Accounts receivable, net	27,926	(24,980)
Inventories	(169,813)	(4,270)
Leased railcars for syndication	(43,796)	(69,994)
Other	(2,525)	30,549
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	30,581	34,898
Deferred revenue	(27,712)	(23,837)

Net cash provided by (used in) operating activities	(94,123)	79,626

Cash flows from investing activities
Proceeds from sales of assets	100,730	129,828
Capital expenditures	(149,945)	(118,656)
Investment in and advances to unconsolidated affiliates	(11,393)	(21,455)
Cash distribution from unconsolidated affiliates	1,986	3,941

Net cash used in investing activities	(58,622)	(6,342)

Cash flows from financing activities
Net change in revolving notes with maturities of 90 days or less	(1,882)	16,013
Proceeds from issuance of notes payable	225,000	13,749
Repayments of notes payable	(179,803)	(19,274)
Debt issuance costs	(2,974)	—
Investment by joint venture partner	—	6,500
Dividends	(25,072)	(21,866)
Cash distribution to joint venture partner	(11,715)	(69,413)
Tax payments for net share settlement of restricted stock	(6,321)	(7,716)

Net cash used in financing activities	(2,767)	(82,007)

Effect of exchange rate changes	(2,866)	(12,462)
Decrease in cash, cash equivalents and restricted cash	(158,378)	(21,185)
Cash and cash equivalents and restricted cash
Beginning of period	539,474	620,358

End of period	$381,096	$599,173

Balance Sheet Reconciliation
Cash and cash equivalents	$359,625	$589,969
Restricted cash	21,471	9,204

Total cash and cash equivalents and restricted cash as presented above	$381,096	$599,173

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2019 are as follows:

	First	Second	Third	Total

Revenue
Manufacturing	$471,789	$476,019	$681,588	$1,629,396
Wheels, Repair & Parts	108,543	125,278	124,980	358,801
Leasing & Services	24,191	57,374	49,584	131,149

	604,523	658,671	856,152	2,119,346
Cost of revenue
Manufacturing	417,805	442,996	590,788	1,451,589
Wheels, Repair & Parts	100,978	118,455	119,821	339,254
Leasing & Services	13,207	43,376	38,971	95,554

	531,990	604,827	749,580	1,886,397

Margin	72,533	53,844	106,572	232,949

Selling and administrative expense	50,432	47,892	54,377	152,701
Net gain on disposition of equipment	(14,353)	(12,102)	(11,019)	(37,474)
Goodwill impairment	—	—	10,025	10,025

Earnings from operations	36,454	18,054	53,189	107,697

Other costs
Interest and foreign exchange	4,404	9,237	9,770	23,411

Earnings before income taxes and earnings (loss) from unconsolidated affiliates	32,050	8,817	43,419	84,286
Income tax expense	(9,135)	(2,248)	(13,008)	(24,391)

Earnings before earnings (loss) from unconsolidated affiliates	22,915	6,569	30,411	59,895
Earnings (loss) from unconsolidated affiliates	467	(786)	(4,564)	(4,883)

Net earnings	23,382	5,783	25,847	55,012
Net earnings attributable to noncontrolling interest	(5,426)	(3,018)	(10,599)	(19,043)

Net earnings attributable to Greenbrier	$17,956	$2,765	$15,248	$35,969

Basic earnings per common share (1)	$0.55	$0.08	$0.47	$1.10
Diluted earnings per common share (1)	$0.54	$0.08	$0.46	$1.08

(1)

Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share excludes the dilutive effect of the 2024 Convertible Notes, since the average stock price was less than the applicable conversion price and therefore was considered anti-dilutive, but includes restricted stock units that are not considered participating securities and restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, when dilutive.

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2018 are as follows:

	First	Second	Third	Fourth	Total

Revenue
Manufacturing	$451,485	$511,827	$510,099	$571,175	$2,044,586
Wheels, Repair & Parts	78,011	88,710	94,515	85,787	347,023
Leasing & Services	30,039	28,799	36,773	32,244	127,855

	559,535	629,336	641,387	689,206	2,519,464
Cost of revenue
Manufacturing	380,850	429,165	427,875	489,517	1,727,407
Wheels, Repair & Parts	72,506	80,708	85,850	79,266	318,330
Leasing & Services	16,865	14,116	19,155	14,536	64,672

	470,221	523,989	532,880	583,319	2,110,409

Margin	89,314	105,347	108,507	105,887	409,055

Selling and administrative expense	47,043	50,294	51,793	51,309	200,439
Net gain on disposition of equipment	(19,171)	(5,817)	(14,825)	(4,556)	(44,369)

Earnings from operations	61,442	60,870	71,539	59,134	252,985

Other costs
Interest and foreign exchange	7,020	7,029	6,533	8,786	29,368

Earnings before income tax and earnings (loss) from unconsolidated affiliates	54,422	53,841	65,006	50,348	223,617
Income tax benefit (expense)	(18,135)	11,301	(15,944)	(10,115)	(32,893)

Earnings before earnings (loss) from unconsolidated affiliates	36,287	65,142	49,062	40,233	190,724
Earnings (loss) from unconsolidated affiliates	(2,910)	147	(12,823)	(3,075)	(18,661)

Net earnings	33,377	65,289	36,239	37,158	172,063
Net earnings attributable to noncontrolling interest	(7,124)	(3,647)	(3,288)	(6,223)	(20,282)

Net earnings attributable to Greenbrier	$26,253	$61,642	$32,951	$30,935	$151,781

Basic earnings per common share (1)	$0.90	$2.10	$1.03	$0.95	$4.92
Diluted earnings per common share (1)	$0.83	$1.91	$1.01	$0.94	$4.68

(1)

Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share excludes the dilutive effect of the 2024 Convertible Notes, since the average stock price was less than the applicable conversion price and therefore was considered anti-dilutive, but includes restricted stock units that are not considered participating securities and restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, when dilutive and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings. The 2018 Convertible Notes matured on April 1, 2018.

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended May 31, 2019:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$681,588	$29,201	$710,789	$72,110	$2,000	$74,110
Wheels, Repair & Parts	124,980	11,601	136,581	(8,820)	808	(8,012)
Leasing & Services	49,584	5,848	55,432	15,337	4,913	20,250
Eliminations	—	(46,650)	(46,650)	—	(7,721)	(7,721)
Corporate	—	—	—	(25,438)	—	(25,438)

	$856,152	$—	$856,152	$53,189	$—	$53,189

Three months ended February 28, 2019:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$476,019	$46,855	$522,874	$13,990	$2,358	$16,348
Wheels, Repair & Parts	125,278	8,858	134,136	2,823	(858)	1,965
Leasing & Services	57,374	2,911	60,285	21,030	2,101	23,131
Eliminations	—	(58,624)	(58,624)	—	(3,601)	(3,601)
Corporate	—	—	—	(19,789)	—	(19,789)

	$658,671	$—	$658,671	$18,054	$—	$18,054

	Total assets
	May 31, 2019	February 28, 2019
Manufacturing	$1,143,718	$1,093,593
Wheels, Repair & Parts	307,630	341,317
Leasing & Services	650,483	704,016
Unallocated	411,357	394,295

	$2,513,188	$2,533,221

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended
	May 31, 2019	February 28, 2019
Net earnings	$25,847	$5,783
Interest and foreign exchange	9,770	9,237
Income tax expense	13,008	2,248
Depreciation and amortization	20,018	20,115
Goodwill impairment	10,025	—
ARI acquisition costs	5,761	—

Adjusted EBITDA	$84,429	$37,383

Three Months Ended
May 31, 2019
Backlog Activity (units) (1)
Beginning backlog	26,000
Orders received	6,500
Production held as Leased railcars for syndication	(1,400)
Production sold directly to third parties	(5,000)

Ending backlog	26,100

Delivery Information (units) (1)
Production sold directly to third parties	5,000
Sales of Leased railcars for syndication	1,500

Total deliveries	6,500

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports Third Quarter Results. . . (Cont.)	Page 13

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended
	May 31, 2019	February 28, 2019

Weighted average basic common shares outstanding (1)	32,603	32,628
Dilutive effect of convertible notes (2)	—	—
Dilutive effect of performance awards (3)	580	578

Weighted average diluted common shares outstanding	33,183	33,206

(1)

Restricted stock grants and restricted stock units that are considered participating securities, including some grants subject to certain performance criteria, are included in weighted average basic common shares outstanding when the Company is in a net earnings position.

(2)

The dilutive effect of the 2024 Convertible notes was excluded for the three months ended May 31, 2019 and February 28, 2019 as the average stock price was less than the applicable conversion price and therefore was considered anti-dilutive.

(3)

Restricted stock units that are not considered participating securities and restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved, are included in Weighted average diluted shares outstanding when the Company is in a net earnings position.

	Three Months Ended
	May 31, 2019		February 28, 2019

Net earnings attributable to Greenbrier	$15,248		$2,765
Goodwill impairment	10,025		—
ARI acquisition costs, net of tax	4,285		—

Adjusted net earnings attributable to Greenbrier	$29,558		$2,765

Weighted average diluted common shares outstanding	33,183		33,206

Diluted earnings per share	$0.46		$0.08
Goodwill impairment	0.30	(1)	—
ARI acquisition costs	0.13	(2)	—

Adjusted diluted earnings per share	$0.89		$0.08

(1)	Goodwill impairment of $10.0 million divided by weighted average diluted common shares outstanding of 33,183 for the three months ended May 31, 2019.
(2)	ARI acquisition costs of $4.3 million, net of tax, divided by weighted average diluted common shares outstanding of 33,183 for the three months ended May 31, 2019.

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